                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
   |X| Preliminary Proxy Statement         |_| Confidential, for Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))
   |_| Definitive Proxy Statement
   |_| Definitive Additional Materials
   |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       AMPAL-AMERICAN ISRAEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(2) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
     |_| Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration no.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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

                        AMPAL-AMERICAN ISRAEL CORPORATION
                           1177 Avenue of the Americas
                            New York, New York 10036

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 1997

                           --------------------------

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Ampal-American Israel Corporation (the "Company" or "Ampal") will be held at the offices of Bank Hapoalim B.M., 1177 Avenue of the Americas, 14th Floor, New York, New York 10036, on Wednesday, May 28, 1997, at 9:00 a.m. local time, to consider and act upon the following matters:

     1. To elect directors for the ensuing year, to serve until their successors shall be elected and qualified;

     2. To approve amendments to the Company's Certificate of Incorporation as follows:

          a. To eliminate the Common Stock of the Company and all references to the Common Stock;

          b. To eliminate the rights of the holders of Class A Stock, voting as a class, to elect 25% of the Company's directors; and

          c. To reduce the total number of shares of authorized capital stock of the Company from 67,932,850 to 61,178,472 shares divided into two classes; and

     3. To transact such other business as may properly come before said meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

     The close of business on April 11, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Please vote, date, sign and mail the enclosed Proxy in the return envelope. You will not need postage if you mail it in the United States. A prompt response will be helpful and appreciated.

                                   By Order of the Board of Directors,

                                   ISAIAH HALIVNI
                                   Vice President-Legal and Secretary

New York, New York
April 25, 1997

--------------------------------------------------------------------------------

Regardless of whether you expect to be present at the Annual Meeting, please complete, date, sign and mail the enclosed proxy card for the shares held by you. An addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

--------------------------------------------------------------------------------

                        AMPAL-AMERICAN ISRAEL CORPORATION

                        ---------------------------------

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 1997

                           --------------------------

     This Proxy Statement is furnished to the holders of Class A Stock, $1.00 par value (the "Class A Stock"), of Ampal-American Israel Corporation (the "Company" or "Ampal") in connection with the solicitation of proxies on behalf of its Board of Directors (the "Board") for use at the annual meeting of the shareholders of the Company to be held on May 28, 1997 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them. The approximate mailing date of this Proxy Statement is April 25, 1997.

     The accompanying proxy is being solicited by the Board and, if properly executed by a shareholder entitled to vote, the shares represented by the proxy will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised. A shareholder may revoke his proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy. Abstentions and broker non-votes will not be considered "votes cast" based on Ampal's understanding of state law requirements and the Certificate and By-Laws.

     The close of business on April 11, 1997 has been fixed by the Board as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, the Company had outstanding __________ shares of Class A Stock. Each share of Class A Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Annual Meeting. As of the Record Date, the Company had no outstanding shares of Common Stock, $1.00 par value (the "Common Stock"). The Class A Stock does not have cumulative voting rights. Since the Class A Stock is the only outstanding voting stock of the Company, any holder or holders of more than 50% of the Class A Stock will be able to determine the outcome of all matters requiring a majority vote. Rebar Financial Corp. ("Rebar") is the holder of approximately 31.4% of the outstanding Class A Stock and Bank Hapoalim B.M. ("Hapoalim") is the holder of approximately 24.8% of the outstanding Class A Stock. Pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated May 12, 1996, among Atad Hevra Lahashkaot Limited ("Atad," collectively with Hapoalim, the "Bank"), a wholly-owned subsidiary of Hapoalim, Rebar, Daniel Steinmetz, Benjamin Steinmetz and Raz Steinmetz (collectively, the "Purchasers"), for the Annual Meeting, Rebar can recommend up to ten nominees for directors and Hapoalim can recommend up to three nominees. Of the nominees set forth in the Proxy Statement and nominated by the Board, ten were recommended by Rebar and three by Hapoalim. See "Change in Control of Ampal." In a separate agreement with Hapoalim, the Company agreed to recommend that the shareholders amend the Company's Certificate of Incorporation as amended (the "Certificate"). See "Amendments to Ampal's Certificate of Incorporation." Rebar and Hapoalim have advised the Company that they will vote in favor of the proposed amendments to the Certificate.

     Concurrently herewith, a copy of the Annual Report to the Shareholders for the year 1996 containing financial statements of the Company is being mailed to the holders of Class A Stock.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     The Company's By-Laws provide that the entire Board shall be constituted of not less than 3 nor more than 29 persons, with the actual number serving set by the Board or the shareholders. The Board has set the number of directors at 13. Pursuant to the terms of the Certificate, the holders of the Class A Stock have the right to elect 25% of the members of the Board of Directors, with the remaining directors to be elected by both the holders of the Common Stock and the Class A Stock. Since there are no outstanding shares of Common Stock, at the Annual Meeting, the holders of the Class A Stock will elect all 13 directors. It is intended that shares represented by the enclosed form of proxy will be voted in favor of the election of all of the nominees named below, unless otherwise specified in such proxy. The election of a nominee requires a plurality of the votes cast by the shareholders present at the Annual Meeting or represented by proxy. Each director will serve for a term of one year and until his or her successor shall be elected and qualified. In case any nominee should become unavailable for election to the Board for any reason, which is presently neither known nor contemplated, the persons named in the proxy will have discretionary authority in that instance to vote the proxies for a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees set forth herein.

     Except for Mr. Benzion Benbassat, Mr. Kenneth L. Henderson and Mr. Daniel Steinmetz, all nominees are members of the present Board of the Company. Directors of Ampal who are not employees of the Company or of Hapoalim receive $500 per Board meeting attended. Such persons also receive $500 for attendance at meetings of committees of the Board, provided that such meetings are held on separate days and a day other than the day of a regularly scheduled Board meeting.

     The following is a description of the nominees, their ages, their principal occupations for the past five years and their tenure on the Board of Directors.

     ARIE ABEND, (2), 60, has been a Joint Managing Director of Hapoalim and Regional Manager, Western Hemisphere of Hapoalim since June 1994. From March 1991 until May 1994, he was a Senior Executive Vice President of Hapoalim. In 1984, 1985 and 1991, he served as a director of Ampal. He became a director again in 1994.

     MICHAEL ARNON, 72, was Chairman of the Board of Directors of Ampal from November 1990 to July 1994. From July 1986 until November 1990, he was President and Chief Executive Officer of Ampal. He became a director of Ampal in 1986.

     BENZION BENBASSAT, 59, has been the President and Chief Executive Officer of D.R.B. Investments Ltd., an investment company, for more than the past five years. He also serves as a director of Paradise Industries Ltd. (of which the Company indirectly owns 85.1%). He is not currently a director of Ampal.

     YAACOV ELINAV, (1)(4), 52, has been a Senior Deputy Managing Director of Hapoalim since August 1992. From October 1991 to August 1992, he was a Deputy Managing Director of Hapoalim. From October 1988 to October 1991, he was head of the Corporate Division of Hapoalim. He became a director of Ampal in 1992.

     KENNETH L. HENDERSON, 42, is an attorney and has been a partner at Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson") since 1987. Robinson provided legal services to Ampal during 1996. He is not currently a director of Ampal.

     IRWIN HOCHBERG, (3)(5)(6), 68, has been a Senior Partner and President of Bloom Hochberg & Co., P.C., which provides accounting, auditing and tax service, professional and consulting services to commercial and individual clients, for more than five years. He also serves as a director of Transmedia Network, Inc. He became a director of Ampal in 1994.

     LAWRENCE LEFKOWITZ, (1), 59, has been President and Chief Executive Officer of Ampal since November 1990. Since August 1990 at the request of, and pursuant to the terms of his employment agreement with, Ampal, he has been Counsel to Hapoalim and rendered legal services to its United States Branches. He became a director of Ampal in 1990.

     HILLEL PELED, (*), 49, has been President of Inveco International, Inc., a private investment company, since January 1990. From January 1982 to June 1986, he served as Vice President-Finance and Treasurer of Ampal. He became a director of Ampal in June 1996.

     SHIMON RAVID, (4), 60, has been a Joint Managing Director of Hapoalim since February 1994. From October 1989 until February 1994, he was a Senior Deputy Managing Director of Hapoalim. He became a director of Ampal in 1990.

     EVELYN SOMMER, (2)(3)(5)(6), 58, has been President of Women's International Zionist Organization-USA, and a representative of Women's International Zionist Organization to the United Nations for more than five years, has been Chairman, American Section of the World Jewish Congress for more than five years and has been Chairman, North American Section of the World Jewish Congress since January 1996. She became a director of Ampal in 1982.

     MICHAEL W. SONNENFELDT, 40, is the founder and Managing Director of Emmes & Company LLC, a private real estate investment group headquartered in New York City. He became a director of Ampal in June 1996.

     DANIEL STEINMETZ, 59, has managed family diamond trading businesses in Israel for more than the past five years. He is not currently a director of Ampal. Mr. Steinmetz is the father of Raz Steinmetz.

     RAZ STEINMETZ, (*), (1), 33, has managed various investments for his family, including real estate, financial investments and others since September 1994. From September 1993 through September 1994, he worked as a trainee at Republic National Bank of New York. From September 1991 through July 1993, he attended University of Pennsylvania, Wharton Business School, where he received a Masters Degree in Business Administration. He became a director of Ampal in June 1996 and Chairman of the Executive Committee in December 1996. Mr. Steinmetz is the son of Daniel Steinmetz.

     The numbers listed below, which follow the names of some of the foregoing nominees, designate committee membership:

(1) Member of the Executive Committee of the Board which meets as necessary between regularly scheduled Board meetings and, consistent with certain statutory limitations, exercises all the authority of the Board.

(2) Member of the Audit Committee of the Board which reviews functions of the outside auditors, auditors' fees, and related matters.

(3) Member of the Related Party Transactions Committee of the Board which reviews and passes upon the fairness of business transactions between the Company and related parties.

(4) Member of the Stock Option Committee of the Board which administers the Company's 1993 Stock Option Plan and other option grants.

(5) Member of the Special Committee of the Board which was formed to consider Hapoalim's request to equalize the voting rights of the Common Stock with those of the Class A Stock, and to negotiate, approve or disapprove any such transaction on the Company's behalf. This committee has completed its work and has been discharged.

(6) Member of the Share Repurchase Committee which administers the Company's stock repurchase program.

* In 1996, the Board of Directors met four times and acted by written consent two times, the Executive Committee did not meet but acted by written consent seven times, the Audit Committee met once, the Related Party Transactions Committee did not meet but acted by written consent one time and the Stock Option Committee did not meet. The Special Committee was formed in February 1996 and met four times before being discharged on December 11, 1996. Ampal does not have a nominating committee or compensation committee. An asterisk (*) denotes that such individual attended fewer than 75% of the aggregate of (1) the total number of Board of Directors meetings held during the period in 1996 for which such individual was a director and (2) the total number of meetings held by all committees of the Board on which such individual served in 1996 (during the period of such service).

                               EXECUTIVE OFFICERS

     Executive officers are elected annually by the Board of Directors of Ampal. The description of Mr. Lefkowitz, President and Chief Executive Officer of Ampal, can be found above with the descriptions of the nominees for the Board. The following is a description of the executive officers, other than Mr. Lefkowitz, their ages, their positions and offices with Ampal or its subsidiaries and their principal occupations and employment during the past five years.

     YEHOSHUA GLEITMAN, 47, has been Executive Vice President of Ampal and Managing Director of Ampal (Israel) Ltd. ("Ampal (Israel)"), a wholly-owned subsidiary of Ampal, head of Ampal's Israeli operations, since April 1, 1997. From August 1996 until February 1997, he was Director General of the Israeli Ministry of Industry and Trade and was Chief Scientist at the Ministry of Industry and Trade from January 1993 through February 1997. Prior to his tenure with Ministry of Industry and Trade, Mr. Gleitman was Director General of AIMS Limited, a trading company.

     ISAIAH HALIVNI, 30, has been Vice President-Legal and Secretary of Ampal since February 1997. From November 1993 until January 1997, he was an associate at Kronish, Lieb, Weiner & Hellman LLP. From October 1992 until May 1993, he was an attorney employed by the law firm of Yigal Arnon & Co., a Tel Aviv law firm. From August 1989 until May 1992, he attended Columbia University School of Law.

     ALLA KANTER, 39, has been Vice President-Accounting of Ampal since September 1995 and Controller of Ampal since August 1990.

     MIRI LENT SHARIR, 40, has been Assistant Vice President-Israel Operations of Ampal since July 1988 and has been employed by Ampal (Israel) for more than five years. She also serves as a director of Teledata Communication Ltd. (of which the Company indirectly owned 8.0% as of December 31, 1996) and Carmel Container Systems Limited (of which the Company, as of December 31, 1997, directly and indirectly owned 20.7%).

     ALAN L. SCHAFFER, 54, has been Vice President-Finance and Treasurer of Ampal since August 1990.

                             EXECUTIVE COMPENSATION

     The table below presents information regarding remuneration paid or accrued for services to Ampal and its subsidiaries by the executive officers named below during the three fiscal years ended December 31, 1996, 1995 and 1994.

SUMMARY COMPENSATION TABLE
--------------------------

                                                                                   LONG-TERM
                                         ANNUAL COMPENSATION                  COMPENSATION AWARDS
                                         -------------------                  -------------------
                                                                                Securities
Name and Principal                                         Other Annual         Underlying          All Other
     Position               Year    Salary    Bonus        Compensation         Options(*)          Compensation
------------------          ----    ------    -----        ------------         -----------         ------------
Lawrence Lefkowitz(1)       1996   $220,851               $8,123(4)                                 $28,800(5)
(President and              1995    212,351  $16,335       9,088(4)                                  26,055(6)
  Chief Executive Officer)  1994    204,351                8,710(4)             16,000               24,619(7)

 Moshe Mor(2)               1996    193,751                                                          23,364(8)
(Executive Vice President)  1995    145,880   37,185                                                 17,982(8)
                            1994    120,377                                     15,150               15,930(8)

Alan L. Schaffer            1996    147,950                                                          19,527(9)
(Vice President-Finance     1995    142,250   10,942                                                 16,467(10)
 and Treasurer)             1994    136,750                                     13,000               14,413(11)


Miri Lent Sharir            1996    120,272                                                          19,239(8)
(Assistant Vice President-  1995    111,767   29,880                                                 17,463(8)
  Israel Operations)        1994     93,777                                     11,500               14,749(8)


Shlomo Recht(3)             1996    122,791    9,286                                                 13,436(8)
(Chairman of the Board)     1995    114,633   10,455                                                 13,337(8)
                            1994     79,174    7,662                                                  9,333(8)


----------

*    Indicates number of shares of Class A Stock underlying stock options

(1) Hapoalim reimbursed Ampal $100,000 per year from August 1990 through December 1995 for Mr. Lefkowitz's legal services. By agreement between Ampal and Hapoalim, beginning in January 1996, Hapoalim reimbursed Ampal $120,000 per year. Mr. Lefkowitz is employed by Ampal pursuant to an employment agreement expiring September 12, 1998, renewable thereafter automatically for successive one-year terms unless one year's prior notice is given, providing for the payment of salary which shall not be less than the salary paid to him in 1992 ($191,961) and which salary is subject to annual review.

(2) Mr. Mor resigned as Executive Vice President of Ampal effective April 12, 1997, though he continues to be an employee of Ampal (Israel).

(3)  Mr. Recht resigned his position with Ampal effective December 31, 1996.

(4)  Consists of amounts reimbursed for the payment of taxes.

(5) Comprised of Ampal's contribution pursuant to (i) Ampal's Pension Plan of $15,476; (ii) Ampal's Supplementary Executive Retirement Plan of $8,899 and
     (iii) Ampal's Savings Plan of $4,425. See "Other Benefits" below for a description of such plans.

(6) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $15,562; (ii) Ampal's Supplementary Executive Retirement Plan of $9,993 and
     (iii) Ampal's Savings Plan of $500.

(7) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $15,596; (ii) Ampal's Supplementary Executive Retirement Plan of $8,523 and
     (iii) Ampal's Savings Plan of $500.

(8)  Comprised of Ampal (Israel)'s contribution to its pension plan.

(9) Comprised of Ampal's contribution pursuant to (i) Ampal's Pension Plan of $15,117 and (ii) Ampal's Savings Plan of $4,410.

(10) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $15,562; (ii) Ampal's Supplementary Executive Retirement Plan of $405 and
     (iii) Ampal's Savings Plan of $500.

(11) Comprised of Ampal's contribution pursuant to Ampal's Savings Plan of $500 and the remainder pursuant to Ampal's Pension Plan.

FISCAL YEAR-END OPTION VALUES(1)

                        Number of Securities
                        Underlying Unexercised
Name                    Options at Fiscal Year-End(2)
----                    -----------------------------

                            Exercisable    Unexercisable
                            -----------    -------------

Lawrence Lefkowitz          16,000                0
Moshe Mor                   15,150                0
Alan L. Schaffer            13,000                0
Miri Lent Sharir            11,500                0
Shlomo Recht                     0                0

(1) No options were granted to or exercised by any named executive officer during 1996 and no options were in-the-money as of December 31, 1996.

(2) This represents the total number of shares of Class A Stock subject to stock options held by the named executive at December 31, 1996.

Other Benefits

     Ampal maintains a money purchase pension plan ("Pension Plan") for its eligible employees. Eligible employees are all full-time employees of Ampal except non-resident aliens, night-shift employees and employees represented by a collective bargaining unit. In 1990, the Pension Plan was amended so that Ampal's annual contribution was equal to 7% of each employee's compensation plus 5.4% of the employee's compensation in excess of the Social Security taxable wage base for that year. In 1994, the Pension Plan was amended so that Ampal's contribution is equal to 7% of each employee's compensation plus 5.7% of the compensation in excess of the Social Security taxable wage base for that year.

     Employees become vested in amounts contributed by Ampal depending on the number of years of service worked, as provided in the following table:

                                                      Vested
                  Years of Service                    Percentage:
                  ----------------                    -----------

                  less than 2 years                    0%
                  2 but less than 3 years             20%
                  3 but less than 4 years             40%
                  4 but less than 5 years             60%
                  5 but less than 6 years             80%
                  6 or more years                    100%

     Benefits under the Pension Plan are paid in a lump sum, in an annuity form or in installments.

     Ampal maintains a Savings Plan for its eligible employees pursuant to
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Eligible employees are all employees of Ampal except non-resident aliens, night-shift employees and employees represented by a collective bargaining unit. Participation by employees in the Savings Plan is voluntary. Participating employees may direct that a specific percentage of their annual compensation (up to 15%) be contributed to a self-directed 401(k) savings account. The amount which any employee could contribute to his or her 401(k) savings account in 1996, was limited under the Code to $9,500. For each plan year up to and including 1995, Ampal matched 50% of each employee's contribution up to a maximum matching contribution of $500 for each participant. Effective January 1, 1996, the Savings Plan was amended so that Ampal matches 50% of each employee's contribution up to a maximum of 3% of the employee's compensation. Employees who were eligible to participate in the Savings Plan as of December 31, 1995 are 100% vested at all times in the account balances maintained in their 401(k) savings account and employees who became eligible to participate in the Savings Plan on or after January 1, 1996, become vested in amounts contributed by Ampal depending on the number of years of service worked, as provided in the following table:

                                                       Vested
                  Years of Service                     Percentage:
                  ----------------                     -----------

                  less than 2 years                     0%
                  2 but less than 3 years              20%
                  3 but less than 4 years              40%
                  4 but less than 5 years              60%
                  5 but less than 6 years              80%
                  6 or more years                     100%

     Benefits under the Savings Plan are required to be paid in a single, lump-sum distribution. Payment is usually made after termination of employment.

     In 1994, Ampal established a Supplementary Executive Retirement Plan ("SERP") for its eligible employees. Ampal's obligation under the SERP is to pay to affected employees the amount that would have been paid to them by the Pension Plan but for the operation of Section 401(a)(17) of the Code.

Stock Option Plan

     In November 1993, the Board approved a stock option plan (the "Stock Option Plan") which provides for grants of options to purchase up to 200,000 shares of Ampal Class A Stock in the aggregate to employees, officers and directors of Ampal and certain subsidiaries of Ampal. Options granted under the Stock Option Plan may be either options which are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"), or options that are not intended to so qualify ("Non-ISOs"). The Stock Option Plan was approved by Ampal's shareholders on September 22, 1994.

     The Stock Option Plan is administered by the Board or by a Stock Option Committee thereof (the "Committee") consisting exclusively of directors who are not to be granted options under the Stock Option Plan. The Board (or the Committee) determines, subject to the terms of the Stock Option Plan, the individuals to whom options are to be granted and the terms of the options, including the exercise price, number of shares subject to each option, whether the option is to qualify as an ISO and the vesting of rights to exercise each option. Currently, the Stock Option Committee consists of Mr. Elinav and Mr. Ravid.

     The exercise price of each ISO granted under the Plan must not be less than the fair market value of the shares on the date of grant or 110% of the fair market value on the date of grant if the ISO grantee owns stock representing more than 10% of the voting power of Ampal's capital stock or value of all classes of stock of Ampal or a subsidiary corporation. The exercise price of each Non-ISO granted under the Stock Option Plan, which may be less than fair market value on the date of grant, will be fixed by the Board (or the Committee) at the time the Non-ISO is granted.

     The Board (or the Committee) shall determine the dates on which each option shall be exercisable and the conditions precedent to such exercise. However, all options, other than those granted to non-employee directors of Ampal, may not be exercisable prior to the second anniversary of their date of grant. Options granted to non-employee directors of Ampal shall be exercisable immediately upon grant. The terms of options granted under the Stock Option Plan may not exceed five years.

     To the extent that a grant of options results in the aggregate fair market value of the shares of Class A Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year exceeding $100,000, such options are treated as Non-ISOs.

     Pursuant to an amendment to the Stock Option Plan, dated March 23, 1994, optionees may pay the exercise price or their tax withholding obligation with the shares of Class A Stock which are to be delivered upon exercise.

     In January 1994, pursuant to the Stock Option Plan, Non-ISO Options to purchase 134,900 Class A shares were granted to employees, officers, and directors of Ampal and certain subsidiaries of Ampal. No stock options were granted under the Stock Option Plan during 1996.

             REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

     The Executive Committee of the Board, whose current members are listed below, pursuant to authority delegated by the Board to create a policy related to executive compensation, determined that the Company's policy for 1996 regarding executive compensation reflects the following:

   The assets of the Company are almost entirely located in Israel, where macro-economic and political factors have a greater influence on the performance of the Company and its investees than is the case of businesses in the United States. Consequently, performance of the Company and its investees, to the extent the Executive Committee believes it is unrelated to general economic conditions in Israel, is a factor in determining executive compensation; but it is not the only factor in determining compensation. Executives are also to be compensated on a basis which reflects (i) their contributions to long-term strategic planning and management, as this has the most beneficial effect upon the enhancement of shareholder value and (ii) changes in the cost of living. In 1996, compensation of executives did not include the grant of a bonus.

   The compensation of Mr. Lefkowitz, the Company's President and Chief Executive Officer, for 1996, was determined based upon the terms of his employment agreement, the Executive Committee's application of the foregoing policies and subjective criteria, including its assessment of his performance and contribution in the short and long term. Mr. Lefkowitz does not participate in determining his compensation.

                            Stanley I. Batkin             Lawrence Lefkowitz
                            Yaacov Elinav                 Raz Steinmetz

     It should be noted that (i) Mr. Steinmetz was appointed to the Executive Committee in June 1996 and became Chairman in December 1996, (ii) Mr. Recht served on the Executive Committee until his resignation effective December 31, 1996 and (iii) Mr. Arnon served on the Executive Committee until his resignation effective June 19, 1996.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, members of the Executive Committee of the Board of Directors which functions as the compensation committee of the Company included: Mr. Lawrence Lefkowitz, President and Chief Executive Officer of the Company; Mr. Stanley I. Batkin; Mr. Yaacov Elinav, Senior Deputy Managing Director of Hapoalim; Mr. Shlomo Recht, Chairman of the Board of Directors of the Company in 1996; and Mr. Raz Steinmetz. Mr. Michael Arnon, formerly Chairman of the Board, Chief Executive Officer and President of the Company, was a member of the Executive Committee until his resignation in June 1996. Mr. Raz Steinmetz became a member of the Executive Committee in June 1996 and Chairman of the Executive Committee in December 1996. For a description of business transactions between the Company and Hapoalim, see "Transactions With Related Parties."

                                PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total return (change in the stock price plus reinvested dividends) of Ampal Class A Stock, the S&P Composite - 500 Index and a peer group index composed of American Israeli Paper Mills Limited (an Israeli industrial company), Etz Lavud Ltd. (an Israeli industrial company), Israel Land Development Co., Ltd. (an Israeli real estate development company) and PEC Israel Economic Corporation (an American holding company that acquires interests in companies located in Israel or related to Israel) for the period December 31, 1991 through December 31, 1996.(*) The comparisons in this table are required by the Securities and Exchange Commission ("SEC"). The stock price performances shown on the graph are not intended to forecast or be indicative of future price performance.

The following information was presented as a line graph in the printed material.

                                Ampal                          S & P 500                          Peers
---------------------------------------------------------------------------------------------------------------------
       91              3.607            100%           404.836           100%           18.36147      100%
---------------------------------------------------------------------------------------------------------------------
       92              5.17            143.33          435.719          107.63          23.31075     126.95%
---------------------------------------------------------------------------------------------------------------------
       93             11.061           306.67          466.438          115.22          28.62739     155.91%
---------------------------------------------------------------------------------------------------------------------
       94              6.372           176.67          457.281          113.45          25.42806     138.49%
---------------------------------------------------------------------------------------------------------------------
       95              5.25            145.56          615.938          152.14          23.24063     126.57%
---------------------------------------------------------------------------------------------------------------------
       96              4.813           133.43          740.75           182.98          21.18527     115.38%
---------------------------------------------------------------------------------------------------------------------

----------

* Assumes that the value of the investment in Ampal's Class A Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested. The Peer Group Index has been weighted based on market capitalization.

                      PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth information as of March 31, 1997 as to the holders known to Ampal who beneficially own more than 5% of the Class A Stock, the only outstanding series of voting securities. For purposes of computation of the percentage ownership of Class A Stock set forth in the table, conversion of any 4% Cumulative Convertible Preferred Stock (the "4% Preferred Stock") and 6-1/2% Cumulative Convertible Preferred Stock (the "6-1/2% Preferred Stock") owned by such beneficial owner has been assumed, without increasing the number of shares of Class A Stock outstanding by amounts arising from possible conversions of convertible securities held by shareholders other than such beneficial owner. As at March 31, 1997, there were outstanding 23,699,159 shares of Class A Stock of the Company (not including treasury shares) and no shares of Common Stock. In addition, there were outstanding 989,185 non-voting shares of 6-1/2% Preferred Stock (each convertible into 3 shares of Class A Stock) and 189,287 non-voting shares of 4% Preferred Stock (each convertible into 5 shares of Class A Stock).

Certain Beneficial Owners

Name and Address                                        Amount and Nature     Percent
of Beneficial Owner                 Title of Class  of Beneficial Ownership   of Class
-------------------                 --------------  -----------------------   --------
Daniel Steinmetz                    Class A Stock         7,446,652 shs.(1)    31.4%
Rebar Financial Corp.
c/o Icaza, Gonzalez-Ruiz
  & Aleman (BVI) Ltd.
Wickhams Cay, Road Town,
Tortola, British Virgin Islands

Raz Steinmetz                       Class A Stock         7,446,652 shs.(1)    31.4%
Rebar Financial Corp.
c/o Icaza, Gonzalez-Ruiz
  & Aleman (BVI) Ltd.
Wickhams Cay, Road Town,
Tortola, British Virgin Islands

Rebar Financial Corp.               Class A Stock         7,446,652 shs.(1)    31.4%
c/o Icaza, Gonzalez-Ruiz
  & Aleman (BVI) Ltd.
Wickhams Cay, Road Town,
Tortola, British Virgin Islands

Bank Hapoalim B.M.                  Class A Stock         6,258,639 shs.(2)    26.0%
50 Rothschild Blvd.
Tel Aviv, Israel

-----------

(1) As reported by Mr. Daniel Steinmetz, Mr. Raz Steinmetz and Rebar on Form 4s for the month of February 1997 filed with the SEC on March 28, 1997. Consists of 7,446,652 shares of Class A Stock held directly by Rebar. Mr. Raz Steinmetz is the President of Rebar and Mr. Daniel Steinmetz is the Vice President of Rebar. They are the sole directors of Rebar and beneficially own 96% and 4% of the outstanding equity of Rebar, respectively.

(2) As reported by Hapoalim on Amendment No. 34, dated December 18, 1996, to its Statement on Schedule 13D filed with the SEC. These shares represent all of the shares owned directly by its wholly-owned subsidiary Atad. Assumes conversion of 122,536 shares of 6-1/2% Preferred Stock and 3,350 shares of 4% Preferred Stock.

Security Ownership Of Management

     The following table sets forth information as of March 31, 1997 as to each class of equity securities of Ampal or any of its subsidiaries beneficially owned by each director, nominee and named executive officer of Ampal listed in the Summary Compensation Table and by all directors, nominees and named executive officers of Ampal as a group. All ownerships are direct unless otherwise noted. The table does not include directors, nominees or named executive officers who do not own any such shares:

Ampal-American Israel Corporation
CLASS A STOCK
                                Amount and Nature           Percent of
      Name                   of Beneficial Ownership    Outstanding Shares
      ----                   -----------------------    ------------------
    Michael Arnon                     7,500(1)                 *
    Stanley I. Batkin                10,000(2)                 *
    Harry B. Henshel                 22,000(2)(3)              *
    Irwin Hochberg                    3,000(4)                 *
    Herbert Kronish                   1,000                    *
    Lawrence Lefkowitz               48,375(5)                 *
    Miri Lent Sharir                 16,630(6)                 *
    Moshe Mor                        15,150(1)                 *
    Shlomo Recht                      2,000                    *
    Alan L. Schaffer                 13,000(1)                 *
    Evelyn Sommer                     5,000(2)                 *
    Daniel Steinmetz              7,446,652(7)                 31.4%
    Raz Steinmetz                 7,446,652(7)                 31.4%
All Directors and Executive
    Officers as a Group           7,590,307(8)                 32.0.%

WARRANTS TO PURCHASE
  CLASS A STOCK
                                Amount and Nature           Percent of
      Name                   of Beneficial Ownership    Outstanding Shares
      ----                   -----------------------    ------------------
    Harry B. Henshel                 15,000                    *
All Directors and Executive
    Officers as a Group              15,000(9)                 *

-----------

  *  Represents less than 1% of the class of securities.

(1) Consists of options to purchase shares of Class A Stock which are currently exercisable.

(2) Includes options to purchase 5,000 shares of Class A Stock which are currently exercisable.

(3) Includes warrants to purchase 15,000 shares of Class A Stock which are currently exercisable.

(4) Includes 1,000 shares of Class A Stock held of record by Mr. Hochberg's wife.

(5) Includes 23,100 shares of Class A Stock held by a trust under an estate as to which Mr. Lefkowitz is co-personal representative and options to purchase 16,000 shares of Class A Stock which are currently exercisable.

(6) Includes of options to purchase 11,500 shares of Class A Stock which are currently exercisable.

(7) Attributable to 7,446,652 shares of Class A Stock held directly by Rebar. Mr. Raz Steinmetz is the President of Rebar and Mr. Daniel Steinmetz is the Vice President of Rebar. They are the sole directors of Rebar and beneficially own 96% and 4% of the outstanding equity of Rebar, respectively.

(8) Includes Warrants to purchase 1,000 shares of Class A Stock which are currently exercisable and options to purchase 63,000 shares of Class A Stock which are currently exercisable. Includes equity securities owned by Mr. Mor who is no longer an officer of the Company, Mr. Recht who is no longer an officer or director of the Company and Mr. Batkin, Mr. Henshel and Mr. Kronish who will not be directors after the Annual Meeting.

(9) Consists of warrants to purchase shares of Class A Stock held by Mr. Henshel who is currently a director, but is not a nominee to continue serving after the Annual Meeting.

                           CHANGE IN CONTROL OF AMPAL

     On December 11, 1996, Hapoalim and Ampal entered into an Exchange Agreement (the "Exchange Agreement") pursuant to which Hapoalim and Ampal exchanged all 3,000,000 shares of Ampal's Common Stock owned by Hapoalim for 3,000,000 shares of Ampal's Class A Stock. Ampal's Board had formed a "Special Committee" consisting of five outside directors to consider Hapoalim's request to (i) equalize the voting rights of the Common Stock with the voting rights of the Class A Stock and (ii) compensate Hapoalim for the reduction in its voting rights which would result from such equalization. The Special Committee was authorized to negotiate, approve or disapprove any such transaction on Ampal's behalf. The Special Committee retained independent counsel and an independent investment bank to advise it in connection with Hapoalim's proposal. The Special Committee unanimously approved the exchange transaction and recommended that Ampal's Board also approve such transaction and take all actions appropriate to effectuate it. Ampal's Board approved the exchange transaction and the Exchange Agreement by the unanimous vote of all directors then present and voting at a meeting held on December 11, 1996. After such vote, on December 11, 1996, the Special Committee was discharged.

     In the Exchange Agreement, Ampal agreed to recommend to its shareholders that they vote their shares at the next meeting of Ampal's shareholders in favor of an amendment to the Certificate to provide for the removal and elimination of the Common Stock from Ampal's authorized shares and the cancellation of any reference to the Common Stock in Ampal's Certificate. See "Amendments to Ampal's Certificate of Incorporation." In addition, Ampal agreed that until its Certificate is amended as provided above, Ampal will not reissue, resell, transfer, distribute or take any other action with respect to any or all of the Common Stock. Furthermore, until the later of such time as Certificate is amended as so provided or such time as Hapoalim's interest in Ampal, whether directly or through subsidiaries of Hapoalim, is less than 10% of all of the outstanding shares of the Class A Stock, Ampal will not issue any class of equity security with voting rights that are preferential to the voting rights of the Class A Stock, other than preferred stock that has customary preferential voting rights with respect to the election of members of the Board only in the event of the non-payment of preferential dividends.

     In addition, on December 11, 1996, pursuant to the Stock Purchase Agreement, Atad delivered to Rebar 1,500,001 shares of Ampal's Class A Stock in consideration for $11,798,583, previously deposited by Rebar and held in escrow by Hapoalim (plus interest). Mr. Daniel Steinmetz is a nominee as a director of Ampal and Mr. Raz Steinmetz is currently a director of Ampal and Chairman of the Executive Committee. For Messrs Steinmetz and Steinmetz's affiliation with Rebar, See "Security Ownership of Management."

     Previously, on June 6, 1996, pursuant to the Stock Purchase Agreement, Atad delivered to Rebar 5,742,351 shares of Ampal's Class A Stock in consideration of $45,167,583.

     Prior to the consummation of the transactions described above, Hapoalim beneficially owned 3,000,000 shares of Ampal's Common Stock (representing 100% of the outstanding Common Stock) and the Bank beneficially owned 10,500,991 shares (assuming conversion of shares of Ampal's preferred stock owned by the Bank) of Ampal's Class A Stock (representing 50.2% of the outstanding Class A Stock). As the holder of all the outstanding Common Stock, as to matters submitted to the vote of the shareholders of Ampal (including the election of directors other than 25% of the Board for whom only holders of Class A Stock could vote), the Bank was entitled to cast a number of votes equal to the total number of votes cast by the holders of Class A Stock, but, in no event, more than ten votes per share of Common Stock. Thus, before the exchange of the Bank's Common Stock for Class A Stock, as described above, the Bank had the power to elect at least approximately 75% of Ampal's directors.

     Following the consummation of the transactions described above, Rebar beneficially owned 7,362,352 shares of Ampal's Class A Stock (representing 31.1% of the outstanding Class A Stock), making it the single largest shareholder of Ampal, and the Bank beneficially owned 6,258,639 shares (assuming conversion of shares of Ampal's preferred stock owned by the Bank) of Ampal's Class A Stock (representing 26% of the outstanding Class A Stock).

     These transactions were executed by the Bank in order to comply with the requirements of the Israeli banking laws requiring the Bank to decrease to 25% or less its holdings in and means of control over Ampal by December 31, 1996. Following the consummation of the transactions described above, the Bank owned 5,874,281 shares of Ampal's Class A Stock, representing 24.9% of the outstanding Class A Stock (without assuming conversion of shares of Ampal's preferred stock owned by the Bank).

     On June 19, 1996, Ampal's Board of Directors was increased from 11 members to 14 members by the addition of Messrs. Peled, Sonnenfeldt and Raz Steinmetz at the recommendation of Rebar. Upon the resignation of Mr. Recht, effective December 31, 1996, the actual number of directors was 13, with one vacancy. At a meeting of the Board held on March 27, 1997, the Board set the number of directors at 13.

     In connection with the initial closing under the Stock Purchase Agreement, Rebar obtained a bridge loan from The First International Bank of Israel Ltd. (the "Lender"), in Israel, in the amount of $45,580,000, representing approximately 80% of the funds paid at the initial closing. The balance of the funds were contributed to Rebar by Messrs. Benjamin Steinmetz, Daniel Steinmetz and Raz Steinmetz, Rebar's directors, executive officers and controlling persons. The loan from the Lender bears interest at a floating rate equal to
 .75% above LIBOR. The bridge loan can be prepaid in whole or in part at any time on an interest payment date. Upon repayment of the bridge loan, the Lender has indicated that it is prepared to provide a replacement loan for a period of up to 9-1/2 years, with the interest rate and payment schedule to be determined at that time. Rebar has granted to the Lender a first priority lien and security interest on the Class A Stock acquired pursuant to the Stock Purchase Agreement. If at the end of any quarter the value of the pledged shares is less than the amount of the debt to the Lender, then Rebar is obligated, on demand from the Lender, either to repay the excess portion of the loan or to provide additional collateral. If the excess portion of the loan is not repaid, or additional collateral is not provided, the Lender has the right to call the loan and require it to be paid in full. The loan is guaranteed by Raz Steinmetz to the extent, in the aggregate, of 25% of the amount of the loan.

     In the Stock Purchase Agreement, the Bank and the Purchasers agreed to use all legal means to cause a general meeting of Ampal's shareholders to be held no later than March 31, 1997 (the "Election Meeting") at which they would vote on the election of a 13-member board of directors consisting of three persons recommended by the Bank and ten persons recommended by Rebar. The Bank and Rebar subsequently agreed to postpone such vote until the upcoming Annual Meeting. Messrs. Abend, Elinav and Ravid are the nominees recommended by the Bank and the other nominees have been recommended by Rebar. For the period between the date of the first closing under the Stock Purchase Agreement and the Election Meeting (the "Interim Period"), Messrs. Peled, Sonnenfeldt and Raz Steinmetz were appointed to the Board at the recommendation of Rebar.

     The Bank also agreed that during the Interim Period it would do everything that is required and legal to prevent the Board from adopting resolutions which
(i) might infringe on the Purchasers' rights under the Stock Purchase Agreement,
(ii) authorize a deviation from Ampal's ordinary course of business or (iii) authorize the investment in or sale of Ampal's property at a price of $3 million or more, unless in each case such resolution is consented to by the directors recommended by the Bank and those recommended by the Purchasers, provided that the matter is not contrary to law or any agreement or undertaking of the Bank, the Purchasers or Ampal. In addition, the Stock Purchase Agreement provides that so long as Hapoalim, directly or indirectly, holds at least 8 1/3% of the voting rights in Ampal, the Purchasers will use their best efforts so that the Board shall consist of directors designated by Hapoalim reflecting Hapoalim's proportionate holdings in Ampal.

     Furthermore, pursuant to the Stock Purchase Agreement, the Purchasers agreed that for so long as Hapoalim, directly or indirectly, holds at least 19 1/2% of the voting rights in Ampal, the Purchasers will use their best efforts to preserve Hapoalim's interests in Ampal and to ensure that Hapoalim's interests are not prejudiced by any future activities or Ampal (including by enabling the Bank to participate in future private placements by Ampal in order to maintain its proportionate interest in Ampal).

     The Stock Purchase Agreement further provides that the Purchasers will have certain rights of first refusal with respect to future sales by the Bank of its shares in Ampal. In addition, under certain circumstances, the Purchasers are entitled to purchase from the Bank a number of shares of Class A Stock equal to the number of shares sold by the Bank in market transactions. The Bank has the right, under certain circumstances, to participate in future private sales by the Purchasers of their shares of Class A Stock.

     The Bank and the Purchasers agreed to cooperate to cause Ampal to enter into a registration rights agreement with them which will require Ampal to cooperate with Bank and the Purchasers in order to permit them to publicly offer their shares of Ampal's stock in the United States, Israel or anywhere else that either of them decides, and to permit them to include their shares of Ampal's stock in any public offering by Ampal of its shares anywhere.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. These persons are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1996, the Company's officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                        TRANSACTIONS WITH RELATED PARTIES

     The Board of Directors of Ampal maintains a Related Party Transactions Committee comprised of independent directors which reviews and passes upon the fairness of any business dealings and arrangements (other than borrowings on then prevailing market terms or deposits made in the ordinary course of business) between the Company and any affiliated party. With certain exceptions, the Company may not enter into transactions with any officer, director or principal shareholder of the Company, without first obtaining the approval of the Related Party Transactions Committee, the disinterested members of the Board of Directors or the shareholders. In addition, in connection with the Exchange Agreement, the Special Committee considered Hapoalim's request to (i) equalize the voting rights of the Common Stock with the voting rights of the Class A Stock and (ii) compensate Hapoalim for the reduction in its voting rights which would result from such equalization.

     The management of the Company believes that all of the following transactions were done on terms which were no less advantageous to the Company than could have been obtained from unaffiliated third parties.

     The Company borrows and receives deposits from Hapoalim and its subsidiaries. During 1996, the largest amount of such indebtedness outstanding at any one time was $34,798,000 and interest expense thereon was $3,861,000. Additionally, the Company makes loans to and maintains deposits with Hapoalim and its subsidiaries. The largest amount of such loans and deposits at any one time during 1996 was $68,133,000 and interest income thereon was $7,252,000. As of December 31, 1996, the amount of borrowings and deposits from Hapoalim and its subsidiaries was $32,375,000 and the amount of loans to and deposits with Hapoalim and its subsidiaries was $45,866,000. Ampal is the beneficiary of a $2 million committed line of credit from Hapoalim which expires in October 1997. Borrowings under this line of credit bear interest at a variable rate of interest equal to LIBOR plus 1/2%. Such loans and borrowings are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third persons and, in the opinion of the management of the Company, do not involve more than normal risk of collectibility or present other unfavorable features.

     Ampal subleases 2,825 square feet of office space leased by Hapoalim at 1177 Avenue of the Americas, New York City under a sublease which expires on August 30, 2009. The base rent which commenced in September 1994, is $170,000, subject to escalation. In 1996, Ampal's total payments to Hapoalim in connection with this lease totaled $171,241.

     The Company or its subsidiaries leases office space in various locations in the United States and Israel to Hapoalim and its subsidiaries, pursuant to leases which will generally expire in the years between 2000 and 2003, in exchange for total annual rental payments of approximately $3,454,000. Generally, the annual payments are based upon 10% of the value of the property linked to the Israeli Consumer Price Index.

     In 1991, the Company agreed that its third lien on certain assets of Pri Ha'emek (Canned and Frozen Food) 88 Ltd. ("Pri Ha'emek"), an Ampal subsidiary, would rank behind the lien of Hapoalim on those assets. On December 23, 1996, the Company sold its interest in Pri Ha'emek to an unrelated third party.

     At the request of, and pursuant to the terms of an employment agreement with, Ampal, Mr. Lefkowitz has been counsel to Hapoalim and has rendered legal services to its United States branches since August 1990. In 1996, Hapoalim reimbursed Ampal $120,000 for the services of Mr. Lefkowitz under this arrangement.

     On December 11, 1996, Hapoalim exchanged 3,000,000 shares of Common Stock for 3,000,000 shares of Class A Stock and Ampal agreed to recommend to its shareholders that the Certificate be amended by eliminating the Common Stock and removing any reference in the Certificate to the Common Stock. See "Change in Control of Ampal" and "Amendments to Ampal's Certificate of Incorporation."

               AMENDMENTS TO AMPAL'S CERTIFICATE OF INCORPORATION

     Pursuant to the Certificate, the holders of Common Stock, voting as a separate class, are entitled to vote as many votes as shall equal the aggregate number of votes to which all holders of Class A Stock are entitled to vote. (The only exception is in connection with the election of 25% of the members of Ampal's Board of Directors, where only holders of Ampal's Class A Stock voting as a class are entitled to vote.) Prior to December 11, 1996, Hapoalim was the only holder of Ampal's Common Stock. By owning at least one share of Class A Stock in addition to all of the outstanding Common Stock, Hapoalim was able to determine most shareholder votes and was able effectively to control Ampal by electing 75% of the Board. On December 11, 1996, Hapoalim and Ampal entered into the Exchange Agreement whereby Hapoalim and Ampal exchanged all 3,000,000 shares of Common Stock owned by Hapoalim for 3,000,000 shares of Ampal's Class A Stock. This transaction was the final transaction in a series of transactions whereby Hapoalim decreased its holding in and means of control over Ampal to under 25% by December 31, 1996, as required by Israeli banking law. See "Change in Control of Ampal." Since Hapoalim was the only holder of Ampal's Common Stock, following the consummation of the Exchange Agreement, no shares of Ampal's Common Stock are now outstanding. Therefore, all of Ampal's outstanding voting shares now have equal voting rights. In addition, in the Exchange Agreement, Ampal agreed with Hapoalim that Ampal will recommend that its shareholders amend Ampal's Certificate to remove and eliminate the Common Stock from Ampal's authorized shares and cancel any reference to the Common Stock in Ampal's Certificate. Since there are no shares of Common Stock currently outstanding and Ampal has agreed not to reissue any shares of Common Stock, the proposed amendment should not have any practical effect on the shareholders of Ampal. The Board has therefore approved for submission to the shareholders of the Company an amendment to the Certificate eliminating all of the authorized Common Stock and all references to the Common Stock in the Certificate and making any other revisions to the Certificate necessary in connection with the removal of all references to the Common Stocks.

     The Board is seeking shareholder approval of an amendment to the Certificate eliminating the Common Stock and all references to the Common Stock in the Certificate. Shareholder approval requires the affirmative vote of a majority of all of the outstanding shares of Class A Stock. The Board recommends a vote FOR the amendment to the Certificate eliminating the Common Stock and it is intended that shares represented by the enclosed proxy will be voted in favor of such amendment to the Certificate unless otherwise specified in such proxy.

     The Certificate currently provides that the holders of the Class A Stock are entitled to vote, as a class, to elect a number of directors (rounded to the nearest whole numbers of directors) equal to 25% of the Board (the "Class A Directors"). The Board is seeking shareholder approval of an amendment to the Certificate eliminating the right of the holders of the Class A Stock to vote as a class to elect the Class A Directors. As a result of the elimination of the Common Stock, the Class A Stock will be the only outstanding class of voting stock of Ampal and, as such, will have the right to elect all of Ampal's directors, subject to the right of the holders of the preferred stock to elect the directors in the event that Ampal fails to earn and pay any dividends on the preferred stock for a period of three successive years. Accordingly, this proposed amendment should not have any practical effect on the shareholders of Ampal.

     The Board is seeking shareholder approval of an amendment to the Certificate eliminating the right of the holders of the Class A Stock to vote as a class to elect the Class A Directors. Shareholder approval requires the affirmative vote of the holders of a majority of all of the outstanding shares of Class A Stock. The Board recommends a vote FOR the amendment to the Certificate eliminating the provision which requires that 25% of the Board be elected by the holders of Class A Stock, voting as a class, and it is intended that shares represented by the enclosed proxy will be voted in favor of such amendment to the Certificate unless otherwise specified in such proxy.

     Pursuant to the Certificate, Ampal has authorized and outstanding two series of preferred stock: 4% Preferred Stock and 6-1/2% Preferred Stock. Both series of preferred stock are convertible, at the option of the respective holder thereof, into fully paid and non-assessable shares of Class A Stock . The 4% Preferred Stock is convertible at a ratio of 5 shares of Class A Stock for each share of 4% Preferred Stock and the 6-1/2% Preferred Stock is convertible at a ratio of 3 shares of Class A Stock for each share of 6-1/2% Preferred Stock. The Certificate provides that all shares of preferred stock, both 4% Preferred Stock and 6-1/2 % Preferred Stock, must be retired upon conversion into Class A Stock and may not be reissued by Ampal. Furthermore, New York State law requires that if the Certificate prohibits the reissue of any shares canceled upon conversion, the Certificate shall be amended to reduce the number of authorized shares upon conversion. Currently, 4,932,850 shares of preferred stock are authorized. Of this amount, 650,000 constitute the authorized 4% Preferred Stock and 4,282,850 constitute the authorized 6 1/2 % Preferred Stock. As of March 31, 1997, 189,287 shares of 4% Preferred Stock were outstanding and 989,185 shares of 6% Preferred Stock were outstanding, the remainder having been converted into Class A Stock. The Board, therefore, has approved an amendment to the Certificate reducing the total number of authorized shares of 4% Preferred Stock from 650,000 to 189,287 and the total number of authorized shares of 6-1/2% Preferred Stock from 4,282,850 to 989,185 shares. Since such reductions do not require the approval of the shareholders of Ampal, the Board is not seeking approval for such reductions and such reductions will become effective upon the proper filing of an amendment to the Certificate with the Secretary of State of New York.

     In connection with the reductions and the elimination of the authorized Common Stock, the Board has approved for submission to the shareholders an amendment to the Certificate whereby the total number of authorized shares of Ampal's capital stock is reduced from 67,932,850 shares to 61,178,472 shares, the difference representing the elimination of the Common Stock and the reduction in both series of preferred stock. This reduction in the total number of authorized shares of capital stock does require the approval of the shareholders of Ampal.

     The Board is seeking shareholder approval of an amendment to the Certificate reducing the number of shares of authorized capital stock from 67,932,850 shares to 61,178,472 shares. Shareholder approval requires the affirmative vote of a majority of all of the outstanding shares of Class A Stock. The Board recommends a vote FOR the amendment to the Certificate reducing the number of shares of authorized capital stock and it is intended that shares represented by the enclosed proxy will be voted in favor of such amendment to the Certificate unless otherwise specified in such proxy.

                             SHAREHOLDERS' PROPOSALS

     Any holder of Class A Stock who wishes to submit a proposal to be presented at the next Annual Meeting of Shareholders must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than December 24, 1997 and comply with such rules as may be prescribed from time to time by the SEC regarding proposals of security holders.

                                  OTHER MATTERS

     Representatives of Arthur Andersen LLP, whom Ampal has selected to be its independent public accountants, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     The management does not presently know of any other matters which will be brought before the Annual Meeting. If, however, other matters requiring the vote of the shareholders, not now known or contemplated, do properly come before the meeting or any adjournment thereof, it is the intention of the persons named to vote the proxies held by them in accordance with their judgment in such matters.

     Effective January 31, 1997, the Company purchased a Directors and Officers Liability policy in the amount of $10,000,000 issued by Reliance Insurance Company. The cost of the policy, which expires January 31, 1998, was $189,000. This policy provides coverage to all of the officers and directors of the Company and of those subsidiaries of which the Company owns more than 50% of the outstanding voting stock.

                                            By Order of the Board of Directors,

                                            ISAIAH HALIVNI
                                            Vice President-Legal and Secretary

April 25, 1997

         UPON REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR. SUCH REQUEST SHOULD BE MADE TO THE SECRETARY OF THE COMPANY AT THE ADDRESS SHOWN ON THE ACCOMPANYING NOTICE OF ANNUAL MEETING.

                                             Please mark your
                                             votes as indicated in /X/
                                             this example

THE BOARD OF DIRECTORS RECOMMENDS A     FOR all nominees    WITHHOLD AUTHORITY      THE BOARD OF DIRECTORS
VOTE FOR PROPOSAL 1.                    below (except as    to vote for all         RECOMMENDS VOTES FOR
                                        marked to the       nominees below          PROPOSALS 2A, 2B AND 2C.
                                        contrary below)
                                             / /                   / /
                                                                                2a. Amendment to Certificate of Incorporation
                                                                                    eliminating the Common Stock and all
                                                                                    references to the Common Stock.
1. ELECTION OF DIRECTORS
   A. Abend, M. Arnon, B. Benbassat,                                                FOR   AGAINST   ABSTAIN
   Y. Elinav, K. Henderson, I. Hochberg                                             / /     / /       / /
   L. Lefkowitz, H. Peled, S. Ravid,
   E. Sommer, M. Sonnenfeldt,                                                   2b. Amendment to Certificate of Incorporation
   D. Steinmetz and R. Steinmetz.                                                   eliminating the Class A Directors.

(INSTRUCTION: TO withold authority to vote for any individual nominee(s),           FOR   AGAINST   ABSTAIN
print the name of such nominee(s) below.)                                           / /     / /       / /

                                                                                2c. Amendment to Certificate of Incorporation
                                                                                    reducing authorized Capital Stock.

                                                                                    FOR   AGAINST   ABSTAIN
_____________________________________                                               / /     / /       / /

                                                                                3.  In their discretion, upon each other
                                                                                    matters as may properly come before
                                                                                    the meeting.

Signature(s)____________________________________________  Date:_________________

NOTE: This proxy must be signed exactly as name appears heron. Executors, administrators, trustees, etc., should give full title as such. If stock is held in name of joint holders, each should sign. If signer is a corporation, please sign full corporate name by authorized officer.

                              FOLD AND DETACH HERE

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

PROXY

                       AMPAL-AMERICAN ISRAEL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE NOMINEES AND PROPOSALS LISTED IN THE ACCOMPANYING PROXY STATEMENT,
IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

The undersigned hereby constitutes and appoints RAZ STEINMETZ, LAWRENCE LEFKOWITZ and ALAN L. SCHAFFER, and each of them, as proxies with full power of substitution in each, to represent the undersigned and vote all shares of Class A Stock of the undersigned at the Annual Meeting of Shareholders of Ampal-American Israel Corporation to be held at the offices of Bank Hapoalim B.M., 1177 Avenue of the Americas, 14th Floor, New York, New York, on Wednesday,
May 27, 1996, at 9:00 A.M., and at any adjournments thereof as follows:

            (Continued, and to be signed and dated on reverse side)